Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000 relating to the consolidated financial statements, which appears in Electronics For Imaging, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 18, 2000 on the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
July 5, 2000